Exhibit 8.1

Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
To LyondellBasell Industries N.V.		P.O. Box 75084
Stationsplein 45		1070 AB Amsterdam
3013 AK ROTTERDAM
The Netherlands
T +31 20 577 1771 F +31 20 577 1775

Date 7 September 2012	P.H. Sleurink
Tax lawyer
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Dear Sir/Madam,

LyondellBasell Industries N.V. (the “Issuer”)

Secondary offering of 17,500,000 ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch tax adviser to the Issuer in connection with Current Report.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A draft of the Current Report.

3.2	A copy of the Prospectus Supplement.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Current Report has been or will have been filed with the SEC in the form referred to in this opinion.

5	Opinion

Based on the documents referred to and the assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1	The statements in the Prospectus Supplement under the heading “Certain Tax Consequences – Dutch Tax Considerations”, to the extent that they include descriptions of Dutch Tax law, are correct.

6	Reliance

6.1	This opinion is an exhibit to the Current Report and may be relied upon for the purpose of the Reported Shares. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Reported Shares.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Current Report; and

(b)	refer to De Brauw giving this opinion under the headings “Item 8.01. Other Events” and “Item 9.01. Financial Statements and Exhibits” in the Current Report.

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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

/s/ Paul H. Sleurink
De Brauw Blackstone Westbroek N.V.
Paul H. Sleurink

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Annex – Definitions

In this opinion:

“Current Report” means the Issuer’s current report on form 8-K dated 4 September 2012 reporting the sale of the Reported Shares (excluding any documents incorporated by reference in it and any exhibits to it).

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Prospectus Supplement” means the prospectus supplement dated 4 September 2012 for the sale of the Reported Shares.

“Reported Shares” means 17,500,000 ordinary shares in the Issuer’s capital referred to in the Current Report.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

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